Investors:
Carl E. Kraus
610-825-7100

Media:
For immediate release	Mitchell Brown
May 6, 2004	610-818-6563

KRAMONT REALTY TRUST REPORTS FIRST QUARTER 2004 RESULTS

     Plymouth Meeting, Penn. May 6, 2004—Kramont Realty Trust (NYSE:KRT) today reported operating results for the first quarter ended March 31, 2004.

Income from continuing operations in the first quarter of 2004 was $6.7 million compared to $4.0 million for the same period in 2003; however, due largely to two non-recurring items related to the redemption of the Company’s 9.5% Series D Preferred Shares, loss to common shareholders was ($13.3 million) for the first quarter compared to income of $3.8 million last year. As previously reported, the Company was required to record a non-recurring charge of $17.7 million in connection with the redemption. In addition, the Company was obligated to pay distributions for a required 30 day notice period both on its Series D Shares, which were called for redemption, and its new 8.25% Series E Preferred Shares, which provided the proceeds for the redemption, resulting in an additional $306,000 of distributions for the period.

Highlights
(for first quarter 2004 versus 2003)

First Quarter Results

(in thousands except for per share information)

	Three months ended
	Mar. 31
	Unaudited
	2004	2003[1]
Summary of net income (loss) to common shareholders
Income from continuing operations	$6,727	$3,971
Income from discontinued operations	17	1,535

Net income	6,744	5,506
Preferred share distributions [2]	(2,370)	(1,703)
Charge for redemption of preferred shares [3]	(17,691)	—

Income (loss) to common shareholders	($13,317)	$3,803

Income (loss) per share, basic and diluted	($0.55)	$0.16

Kramont Realty Trust Announces
   First Quarter 2004 Results
May 6, 2004

Reconciliation of net income to funds from operations
Income (loss) to common shareholders	($13,317)	$3,803
Add: Depreciation and amortization of real estate assets [4], [5]	4,615	4,220
Plus: Loss from sale of income-producing real estate [6]	3	—

Funds from operations (FFO)	($8,699)	$8,023

FFO per share, basic and diluted	($0.36)	$0.34

Weighted average common shares outstanding, basic	24,069	23,354
Weighted average common shares outstanding, diluted	24,151	23,384

If the above described non-recurring charges were not applicable for the first quarter 2004, income to common shareholders and FFO would have been $3.5 million, or $.15 per share, and $8.2 million, or $0.34 per share, respectively.

Income from Discontinued Operations

•	The first quarter of 2003 included $1.5 million ($0.06 per share) of income from discontinued operations generated primarily from land sales compared to only $17,000 in 2004.

First Quarter Portfolio Activity

First Quarter Leasing Activity

			Average	Increase
			Base	in Base
	Leases	Sq. Ft.	Rent	Rent
Executed in previously leased space	17	64,623	$14.49	5.4%
Renewals	30	169,049	$9.47	7.7%
Total – New & Renewals	47	233,672	$10.85	6.8%
New Space	2	26,209	$12.22

Occupancy

	Mar. 31, 2004	Dec. 31, 2003
Overall Portfolio	89%	89%
Excluding Properties in Redevelopment	93%	93%

•	In keeping with the Company’s on-going program to acquire high-quality shopping centers and to dispose of non-core assets, the Company purchased Perkins Farm Marketplace (Worcester, Mass.) on February 17 and sold Coral Hills Shopping Center (Capitol Heights, Maryland) on March 15, 2004.

Kramont Realty Trust Announces
   First Quarter 2004 Results
May 6, 2004

Balance Sheet Improvement

The Company sold an additional 400,000 shares of its 8.25% Series E Cumulative Redeemable Preferred Shares in February 2004 to certain clients of Cohen & Steers Capital Management, Inc. Shares were priced at $25.50 and purchasers paid accrued dividends of $0.3306 per share.

Management Comments

“Although the Company had significant non-recurring charges related to the redemption of our 9.5% Series D Shares, the transaction improved the balance sheet and will generate substantial future savings,” stated Louis P. Meshon, Sr., president and chief executive officer of Kramont.

About Kramont

Kramont Realty Trust is a self-administered, self-managed equity real estate investment trust specializing in neighborhood and community shopping center acquisitions, leasing, development and management. The Company owns, operates, manages and has under development 92 properties encompassing nearly 12.2 million square feet in 16 states. Nearly 80 percent of Kramont’s centers are grocery, drug or value retail anchored. For more information, please visit www.kramont.com.

1	Certain 2003 income statement accounts have been reclassified to reflect the inclusion of properties sold during 2003 and 2004.

2	For the first quarter of 2004, preferred share distributions were $721,000 for the Series B Shares, $306,000 for the Series D Shares and $1,343,000 for the Series E Shares.

3	In connection with the redemption of the 9.5% Series D Cumulative Redeemable Preferred Shares on January 30, 2004, the Company’s first quarter 2004 results reflect a non-recurring reduction in income to common shareholders of $17.7 million or $0.69 per common share (net of minority interest). This reduction was recorded in accordance with the July 31, 2003 Securities and Exchange Commission interpretation of FASB-EITF Abstract Topic D-42 (“The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock”). Under this interpretation, the difference between the carrying amount of the shares ($14.4375 per share) and the redemption price ($25.00 per share) must be recorded as a reduction to Income to Common Shareholders and, therefore, impacts Earnings per Share and Funds from Operations per Share.

Funds from Operations:

Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (NAREIT), consists of net income (computed in accordance with generally accepted accounting principles) before depreciation and amortization of real property, extraordinary items and gains and losses on the sale of income-producing real estate.

Kramont Realty Trust Announces
   First Quarter 2004 Results
May 6, 2004

Notes on reconciliation of net income to FFO:

4	Net of minority interests of $319 and $306, respectively, for the three months ended March 31, 2004 and March 31, 2003.

5	Depreciation related to unconsolidated affiliates of $118 and $43, respectively, for the three months ended March 31, 2004 and March 31, 2003.

6	Net of amounts attributable to minority interests of ($1) for three months ended March 31, 2004.

The Company believes that FFO should be considered in conjunction with net income, as presented in the statements of operations. The Company believes that FFO is an appropriate measure of operating performance because real estate depreciation and amortization charges are not meaningful in evaluating the operating results of the Company’s properties and extraordinary items and the gain on the sale of income-producing real estate would distort the comparative measurement of performance and may not be relevant to ongoing operations. However, FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and should not be considered as an alternative to either net income as a measure of the Company’s operating performance or to cash flows from operating activities as an indicator of liquidity or cash available to fund all cash flow needs. Since all companies do not calculate FFO in a similar fashion, the Company’s calculation, presented above, may not be comparable to similarly titled measures reported by other companies.

Safe Harbor Statement

Certain statements contained in this press release that are not statements of historical results are forward-looking statements. These include statements of forecasts, expectations, estimates, beliefs, intentions, projections and similar expressions. Forward-looking statements are based on assumptions and expectations of future events which may not prove to be accurate and which could be affected by the risks and uncertainties involved in the Company’s business, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Readers of this press release are cautioned that any such statements are not guarantees of future performance and that actual results may differ materially from those projected and implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, the burden of the Company’s substantial debt obligations; the risk that the Company may not be able to refinance its debt obligations on reasonable terms, if at all; the highly competitive nature of the real estate leasing market; adverse changes in the real estate markets including, among other things, competition with other companies; general economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of prospective tenants and lease rents; financial condition and bankruptcy of tenants, including termination of leases by bankrupt tenants; the availability and terms of debt and equity financing; risks of real estate acquisition, expansion and renovation; construction and lease-up delays; the level and volatility of interest rates; governmental actions and initiatives; environmental/safety requirements; as well as certain other risks and uncertainties described in the Company’s Form 10-K. This press release speaks as of the date it is first issued and the Company disclaims any obligation to publicly update or revise any forward-looking statement in this press release which may thereafter appear to be inaccurate for any reason. Subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by cautionary statements in this paragraph and elsewhere described in the Company’s Form 10-K and in other reports we file with Securities and Exchange Commission.

# # #

Kramont Realty Trust
Financial Highlights
(in thousands, except for per share data)

	Three months ended
	March 31
	2004	2003(a)
Revenue:
Rent	$29,076	$26,986
Interest income	1,033	1,126
Other	174	—

Total revenue	30,283	28,112

Expenses:
Interest	7,724	8,280
Operating expenses	9,731	9,261
Depreciation and amortization	4,841	4,387
General and administrative	2,453	2,198

Total expenses	24,749	24,126

	5,534	3,986
Equity in income of unconsolidated affiliates	283	149
Minority interests in income of OP	910	(164)

Income from continuing operations	6,727	3,971

Results from discontinued operations:
Income from operations of properties sold or held for sale	22	(36)
Gain (loss) on sale of properties	(4)	1,683
Minority interests in discontinued operations	(1)	(112)

Income from discontinued operations	17	1,535

Net income	6,744	5,506
Preferred share distributions	(2,370)	(1,703)
Charge for redemption of preferred shares	(17,691)	—

Income (loss) to common shareholders	($13,317)	$3,803

Per common share:
Income (loss) from continuing operations:
Basic	($0.55)	$0.10

Diluted	($0.55)	$0.10

Net income (loss):
Basic	($0.55)	$0.16

Diluted	($0.55)	$0.16

Dividends declared	$0.325	$0.325

Average number of common shares-basic	24,069	23,354
Average number of common shares-diluted	24,151	23,384

(a) Certain 2003 income statement amounts have been reclassified to reflect the inclusion of properties sold during 2003 and 2004.

Kramont Realty Trust
Financial Highlights
(in thousands, except for per share data)

	Three months ended
	March 31
	2004		2003
Funds from operations:
Income (loss) to common shareholders	($13,317	)(b)	$3,803
Add: Depreciation and amortization of real estate assets (c)	4,615		4,220
Plus: Loss from sale of income- producing real estate (c)	3		—

Funds from operations	($8,699)		$8,023

Funds from operations per Common Share:
Basic	($0.36)		$0.34

Diluted	($0.36)		$0.34

(b)	Includes a reduction in net income to common shareholders of $17.7 million, or $.69 per share (net of minority interests) in connection with the redemption of the outstanding 9.5% Series D preferred shares.

(c)	Net of amounts attributable to minority interests.

Kramont Realty Trust
Financial Highlights
(in thousands, except for per share data)

	March 31,	December 31,
	2004	2003
Balance Sheet:
Real estate assets, net	$745,231	$724,668
Properties held for sale	$0	$6,271
Cash and equivalents	$7,744	$9,196
Total assets	$822,195	$810,711
Mortgages and notes payable	$498,314	$451,071
Beneficiaries’ equity	$279,779	$313,847
Leased percentage of portfolio	88.81%	88.87%
Leased percentage of stabilized portfolio	92.60%	92.67%
Shopping centers owned	81	81
Office buildings owned	2	2
Shopping Centers Managed	8	8

	91	91
Square feet of gross leasable area owned and managed	12,191	12,071

	Weighted	March 31,	Weighted	December 31,
	Average	2004	Average	2003
	Rate	Balance	Rate	Balance
Mortgages and notes payable summary:
Floating rate	3.35%	$71,300	3.11%	$6,354
Fixed rate	6.64%	427,000	6.75%	444,717

	6.17%	$498,300	6.71%	$451,071

Maturities:
2004	43,300
2005	78,300
2006	23,700
2007	13,200
2008	90,700
After	249,100

$498,300